EXHIBIT 99.1

Performance Sports Group Provides Regulatory Update
EXETER, N.H., Dec. 14, 2016 /PRNewswire/ -- Performance Sports Group Ltd. (OTC: PSGLQ) ("Performance Sports Group" or the "Company"), a leading developer and manufacturer of high performance sports equipment and apparel, is providing a bi-weekly status update in accordance with its obligations under the alternative information guidelines set out in National Policy 12-203 - Cease Trade Orders for Continuous Disclosure Defaults ("NP 12-203"). As previously announced, the Company is subject to a management cease trade order ("MCTO") issued by the Ontario Securities Commission (the "OSC"), the Company's principal regulator in Canada, in connection with the delayed filing of its Annual Report on Form 10-K, including its annual audited financial statements for the fiscal year ended May 31, 2016 and the related management's discussion and analysis (collectively, the "Annual Filings"), and the Company advises that (i) there have been no material changes to the information relating to the delayed filing of its Annual Filings, (ii) it intends to continue to comply with the alternative information guidelines of NP 12-203; (iii) except as previously disclosed, there are no subsequent specified defaults (actual or anticipated) within the meaning of NP 12-203; and (iv) there is no other material information concerning the Company and its affairs that has not been generally disclosed as of the date of this press release.
Additional Information
Additional information is available on the restructuring page of the Company's website, www.PerformanceSportsGroup.com. For additional information, vendors and customers may call the Company's toll free hotline at 1-844-531-7079 in North America (603-610-5998 from outside North America).
About Performance Sports Group Ltd.
Performance Sports Group Ltd. (OTC: PSGLQ) is a leading developer and manufacturer of ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel and soccer apparel. The Company is the global leader in hockey with the strongest and most recognized brand, and is a leader in North America in baseball and softball. Its products are marketed under the BAUER, MISSION, MAVERIK, CASCADE, INARIA and EASTON brand names and are distributed by sales representatives and independent distributors throughout the world. In addition, the Company distributes its hockey products through its Burlington, Massachusetts and Bloomington, Minnesota Own The Moment Hockey Experience retail stores. For more information on the Company, please visit www.PerformanceSportsGroup.com.
Caution Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to the Company's intentions to comply with the alternative information guidelines of NP 12-203. The words "may," "will," "would," "should," "could," "expects," "plans," "intends," "trends," "indications," "anticipates," "believes," "estimates," "predicts," "likely" or "potential" or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.
Forward-looking statements, by their nature, are based on assumptions, which, although considered reasonable by the Company at the time of preparation, may prove to be incorrect, and are subject to important risks and uncertainties. Many factors could cause the Company's actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the uncertainty involved in the bankruptcy proceedings, the liquidity and levels of indebtedness of the Company, including the Company's ability to accurately forecast cash flow requirements, the business and financial affairs of the Company, the cooperation of the creditors of the Company, the Company's ability to meet its ongoing obligations during the bankruptcy proceedings, the ability of the Company to maintain relationships with customers, vendors, retail, business partners, employees and other third parties in light of the events leading up to and including the bankruptcy proceedings, the ability to obtain goods and services in a timely and cost effective manner, the Company's ability to comply with its financial and other covenants and metrics in its debt agreements, as well as any cross-default provisions, the Company's ability to obtain approval with respect to motions in the bankruptcy proceedings, the Court's rulings in the bankruptcy proceedings or a decision of any other Canadian or U.S. Court in respect thereof, the outcome of the bankruptcy proceedings in general, the length of time the Company will operate under the bankruptcy proceedings, risks associated with third-party motions in the bankruptcy proceedings, which may interfere with the Company's ability to develop and consummate the transactions described herein, the potential adverse effects of the bankruptcy proceedings on the Company's liquidity, results of operations or business prospects, the ability to execute the Company's business and restructuring plan, increased legal and advisory costs related to the bankruptcy proceedings and other litigation and the inherent risks involved in the bankruptcy process, timing and outcome of the results of the internal investigation being conducted on behalf of the audit committee of the board of directors of the Company in relation to the finalization of the Company's financial statements and related certification process and the factors identified in the "Risk Factors" sections of the Company's annual report on Form 10-K dated August 26, 2015, and quarterly report on Form 10-Q dated April 14, 2016, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company's website at www.performancesportsgroup.com.
Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not intend and undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Contact:
Steve Jones
Sr. Director, Corporate Communications
Tel 1-603-430-2111
media@performancesportsgroup.com